Exhibit 99.1

Masimo Hosts Investor Day to Detail Next Phase of Its Growth Trajectory

Masimo’s Technological Capabilities, Track Record of Innovation and Customer-Driven Approach to Product Development Fueling Continued Growth and Entry into New Markets
Irvine, California, December 13, 2022 – Masimo Corporation (Nasdaq: MASI) (“Masimo” or the “Company”) will host its Investor Day today. At the event, Masimo’s management team will provide an update on the Company’s business and strategic plans, including deep dives into its segments, sustainability and responsibility efforts and financial outlook for 2023 and beyond. Members of the leadership team will outline Masimo’s growth opportunities and strategies across consumer health, consumer audio and professional healthcare.
Notably, the Company will share more details on its plans to enter new markets where it expects Masimo’s deep capabilities and extensive IP in patient monitoring technologies will allow it to offer highly differentiated products to caregivers and consumers. Masimo’s leadership will highlight how the acquisition of Sound United has accelerated the development and scaling of strategic strengths shared across healthcare and consumer health in product engineering, connected software ecosystems, product branding and marketing and distribution and customer support. These strengths are driving Masimo’s plans to unlock new markets in wearables, hearables, and telemonitoring with an aggregate TAM of more than $150 billion.
“Masimo has a long history of solving complex health problems with innovative solutions that directly improve care and health outcomes,” said Joe Kiani, Chairman and Chief Executive Officer of Masimo. “Today’s consumer health offerings are inadequate to address people’s health and wellness needs, let alone their medical needs. Masimo’s unique combination of patient monitoring expertise and consumer product development capabilities position us to truly help people improve their lives and earn the right to win in these attractive new markets, while also extending our lead in our existing markets. We look forward to detailing―and more importantly executing on―our plan to do so, growing revenue and earnings in the process and writing the next chapter of our company and industry.”

Webcast of Masimo Investor Day
The event will be webcast live and can be accessed through Masimo’s website: https://investor.masimo.com/events-and-presentations/event-details/2022/Masimo-2022-Investor-Day/

About Masimo
Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. In addition, Masimo Consumer Audio is home to eight legendary audio brands, including Bowers & Wilkins, Denon, Marantz, and Polk Audio. Our mission is to improve life, improve patient outcomes and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies.1 Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates,2 improve CCHD screening in newborns,3 and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs.4-7 Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world,8 and is the primary pulse oximetry at 9 of the top 10 hospitals as ranked in the 2022-23 U.S. News and World Report Best Hospitals Honor Roll.9 In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7® , Radius PPG® and Radius VSM™, portable devices like Rad-67®, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97™. Masimo hospital and home automation and connectivity solutions are centered around the Masimo Hospital Automation™ platform, and include Iris Gateway™, iSirona™, Patient SafetyNet, Replica®, Halo ION®, UniView®, and UniView :60™, and Masimo SafetyNet™. Its growing portfolio of health and wellness solutions includes Radius T°® and the Masimo W1™ watch. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.
ORi and RPVi have not received FDA 510(k) clearance and are not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.
References
1. Published clinical studies on pulse oximetry and the benefits of Masimo SET® can be found on our website at www.masimo.com. Comparative studies include independent and objective studies which are comprised of abstracts presented at scientific meetings and peer-reviewed journal articles.
2. Castillo A et al. Prevention of Retinopathy of Prematurity in Preterm Infants through Changes in Clinical Practice and SpO2 Technology. Acta Paediatr. 2011 Feb;100(2):188-92.
3. de-Wahl Granelli A et al. Impact of pulse oximetry screening on the detection of duct dependent congenital heart disease: a Swedish prospective screening study in 39,821 newborns. BMJ. 2009; Jan 8;338.
4. Taenzer A et al. Impact of pulse oximetry surveillance on rescue events and intensive care unit transfers: a before-and-after concurrence study. Anesthesiology. 2010:112(2):282-287.
5. Taenzer A et al. Postoperative Monitoring – The Dartmouth Experience. Anesthesia Patient Safety Foundation Newsletter. Spring-Summer 2012.
6. McGrath S et al. Surveillance Monitoring Management for General Care Units: Strategy, Design, and Implementation. The Joint Commission Journal on Quality and Patient Safety. 2016 Jul;42(7):293-302.
7. McGrath S et al. Inpatient Respiratory Arrest Associated With Sedative and Analgesic Medications: Impact of Continuous Monitoring on Patient Mortality and Severe Morbidity. J Patient Saf. 2020 14 Mar. DOI: 10.1097/PTS.0000000000000696.
8. Estimate: Masimo data on file.
9. America's Best Hospitals: the 2022-2023 Honor Roll and Overview. health.usnews.com/health-care/best-hospitals/articles/best-hospitals-honor-roll-and-overview

Forward-Looking Statements
This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding our strategic plans, sustainability and responsibility efforts, our growth opportunities and strategies, our ability to offer highly differentiated products to caregivers and consumers, our capabilities and our IP in patient monitoring technologies, any accelerated development and scaling of strategic strengths as a result of our acquisition of Sound United, our plans to unlock new markets in wearables, hearables and telemonitoring and the aggregate TAM for such markets, our ability to help people improve their lives and earn the right to win in any new markets, our ability to extend our lead in our existing markets and our ability to grow revenue and earnings. These forward-looking statements are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements as a result of various risk factors, including, but not limited to: risks related to our assumptions regarding the repeatability of clinical results; risks related to our belief that Masimo's unique noninvasive measurement technologies, including Masimo SpHb, Masimo PVi, and Masimo Radical-7 Pulse CO-Oximeters, contribute to positive clinical outcomes and patient safety; risks related to our belief that Masimo noninvasive medical breakthroughs provide cost-effective solutions and unique advantages; risks related to COVID-19; as well as other factors discussed in the "Risk Factors" section of our most recent reports filed with the Securities and Exchange Commission ("SEC"), which may be obtained for free at the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. We do not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in our most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Investor Contact:	Media Contact:
Eli Kammerman	Evan Lamb
(949)-297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com

Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI are trademarks or registered trademarks of Masimo.